UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2023

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events.

Letter Agreement with ExxonMobil Technology and Engineering Company

On May 8, 2023, FuelCell Energy, Inc. (the “Company”) entered into a letter agreement (the “2023 Letter Agreement”) with ExxonMobil Technology and Engineering Company (f/k/a ExxonMobil Research and Engineering Company) (“EMTEC”).  The 2023 Letter Agreement clarifies and confirms that certain investment conditions set forth in the letter agreement between the Company and EMTEC, dated as of October 28, 2021 and executed on October 29, 2021 (the “Original Letter Agreement”), in which the Company agreed to invest with EMTEC in, or provide certain discounts in connection with, a demonstration of a Company fuel cell module for capturing carbon at ExxonMobil’s Rotterdam refinery located in Rotterdam, Netherlands (the “Rotterdam Project”), have been deemed satisfied by the parties notwithstanding that EMTEC has not yet made the project gate decision for the Rotterdam Project.

More specifically, in the Original Letter Agreement, the Company agreed that, if (i) the Company achieved Milestone 1, as set forth in the Joint Development Agreement, dated November 5, 2019 and amended on October 29, 2021, April 29, 2022, and December 19, 2022, between the Company and EMTEC (the “JDA”) (which milestone was achieved by the Company in 2022), and (ii) EMTEC and the Company executed a contractual agreement to proceed with the Rotterdam Project, then at EMTEC’s option, the Company would either make an investment in the amount of $5.0 million in the Rotterdam Project or discount EMTEC’s purchase of the Company’s fuel cell module and detailed engineering design, as agreed to by the parties, required for the Rotterdam Project by said amount. (The Original Letter Agreement was filed as an exhibit to, and described in additional detail in, the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 2, 2021.)

In the 2023 Letter Agreement, the Company and EMTEC agreed that the conditions set forth in the Original Letter Agreement (as described in clauses (i) and (ii) above) were met in April 2023 upon the placement by ESSO Nederland B.V., an affiliate of ExxonMobil Corporation (“ExxonMobil”) and EMTEC, of a binding purchase order for long-lead fuel cell stack module equipment and tooling to be acquired from various third-party vendors, as well as engineering support from the Company that would be required in connection with the implementation of a potential demonstration of modular point source carbon capture at an ExxonMobil facility (the “Purchase Order”). (The Purchase Order was described in additional detail in the Current Report on Form 8-K filed by the Company with the SEC on May 1, 2023.)

The parties further agreed in the 2023 Letter Agreement that: (a) as of April 30, 2023, the Company has committed $2.5 million as an investment in the Rotterdam Project, as evidenced by purchase orders issued by the Company to certain third-party vendors; and (b) the Company will discount $2.5 million from the first invoices issued to EMTEC after the date of the 2023 Letter Agreement for EMTEC’s purchase of the Company’s fuel cell module and/or development and engineering design, as agreed to by the parties, for the Rotterdam Project.  These commitments and discounts together represent the full $5.0 million investment by the Company contemplated by the Original Letter Agreement and satisfy the Company’s obligations with respect to such investment.  Future discounts pursuant to the 2023 Letter Agreement which may be provided to EMTEC related to development and engineering design for the Rotterdam Project (see clause (b) above) could include discounts to invoices for development and engineering work to be performed by the Company under the JDA with respect to the Rotterdam Project. Such discounts would reduce the amount of engineering design costs to be reimbursed by EMTEC under the JDA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 12, 2023	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer